EXHIBIT 99.1








                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS


                                December 31, 2005

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS

                                December 31, 2005


                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm .................   1

Balance Sheet ...........................................................   2

Statement of Operations .................................................   3

Statement of Changes in Stockholders' Deficiency ........................   4

Statement of Cash Flows .................................................   5

Notes to Financial Statements ........................................... 6 - 22

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of:
   Dynamic Leisure Group, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Dynamic Leisure Group, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, changes in stockholders' deficit and cash flows for the period from May 16, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Dynamic Leisure Group, Inc. (a development stage company) as of December 31, 2005, and the results of its operations, changes in stockholders' deficit and cash flows for the period from May 16, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $485,314 and net cash used in operations of $320,450 for the period from May 16, 2005 (inception) to December 31, 2005, and a working capital deficiency, stockholders deficit and deficit accumulated during the development stage of $1,126,287, $477,814 and $485,314, respectively, at December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 20, 2006

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                December 31, 2005

                                     ASSETS

Current Assets
  Cash ...........................................................  $    19,563
  Prepaid expenses ...............................................       19,136
                                                                    -----------
    Total Current Assets .........................................       38,699

Property and equipment, net ......................................      646,713

Deposits .........................................................        1,760
                                                                    -----------

    Total Assets .................................................  $   687,172
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable ...............................................  $    81,347
  Accrued interest ...............................................       29,360
  Other accrued liabilities ......................................       33,146
  Accrued payroll taxes ..........................................       33,633
  Convertible notes payable ......................................      847,500
  Notes payable ..................................................      140,000
                                                                    -----------

    Total Current Liabilities ....................................    1,164,986

    Total Liabilities ............................................    1,164,986
                                                                    -----------

Commitments and contingencies (Note 6)

Stockholders' Deficit
  Preferred stock, $0.01 par value, 20,000,000 shares authorized,
  Perferred series A 350,000 authorized, none issued and
    outstanding ..................................................            -
  Common stock, $0.01 par value, 300,000,000 shares authorized,
    6,566,667 shares issued and outstanding ......................       65,666
  Additional paid-in capital .....................................      (57,629)
  Stock subscription receivable ..................................         (537)
  Deficit accumulated during development stage ...................     (485,314)
                                                                    -----------

    Total Stockholders' Deficit ..................................     (477,814)
                                                                    -----------

    Total Liabilities and Stockholders' Deficit ..................  $   687,172
                                                                    ===========

                 See accompanying notes to financial statements

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        For the Period from May 16, 2005 (Inception) to December 31, 2005


Operating Expenses

  Compensation and benefits .................................       $   276,233
  General and administrative ................................           179,721
                                                                    -----------

    Total Operating Expenses ................................           455,954
                                                                    -----------

    Loss from Operations ....................................          (455,954)

Other Expense

  Interest expense ..........................................           (29,360)
                                                                    -----------

    Total Other Expense .....................................           (29,360)
                                                                    -----------

    Net Loss ................................................       $  (485,314)
                                                                    ===========

Net Loss Per Share - Basic and Diluted ......................       $     (0.47)
                                                                    ===========

Weighted average number of shares outstanding
  during the period - basic and diluted .....................         1,033,625
                                                                    ===========

                 See accompanying notes to financial statements


                                           DYNAMIC LEISURE GROUP, INC.
                                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                          (A DEVELOPMENT STAGE COMPANY)
                        For the Period from May 16, 2005 (Inception) to December 31, 2005

                                                                        Deficit
                                                                      Accumulated
                                      Common Stock       Additional     During                        Total
                                  --------------------    Paid-In     Development   Subscription   Stockholders'
                                   Shares      Amount     Capital        Stage       Receivable      Deficit
                                  ---------   --------   ----------   -----------   ------------   -------------
Balance at May 16, 2005 ........          -   $      -   $       -    $        -       $    -       $        -

Common stock issued to founders   5,966,667     59,666     (59,129)            -         (537)               -
Common stock issued for services    600,000      6,000       1,500             -            -            7,500


Net loss, December 31, 2005 ....                                        (485,314)                     (485,314)
                                  ---------   --------   ---------    ----------       ------       ----------

BALANCE, DECEMBER 31, 2005 .....  6,566,667   $ 65,666   $ (57,629)   $ (485,314)      $ (537)      $ (477,814)
                                  =========   ========   =========    ==========       ======       ==========


                                 See accompanying notes to financial statements

                                                        4

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        For the Period from May 16, 2005 (Inception) to December 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ......................................................     $(485,314)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization ..............................           774
     Common stock issued for services ...........................         7,500
  (Increase) decrease in operating assets:
     Prepaids ...................................................       (19,136)
     Deposits ...................................................        (1,760)
  Increase (decrease) in operating liabilities:
     Accounts payable ...........................................        81,347
     Accrued expenses ...........................................        66,779
     Accrued interest payable ...................................        29,360
                                                                      ---------

     Net Cash Used In Operating Activities ......................      (320,450)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment .........................      (647,487)
                                                                      ---------

     Net Cash Used In Investing Activities ......................      (647,487)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes ...........................................       987,500
                                                                      ---------

     Net Cash Provided By Financing Activities ..................       987,500
                                                                      ---------

Net Increase in Cash ............................................        19,563

Cash at Beginning of Period .....................................             -
                                                                      ---------

Cash at End of Period ...........................................     $  19,563
                                                                      =========

Supplemental disclosure of cash flow information
------------------------------------------------

  Cash paid during the period for interest ......................     $       -
                                                                      =========
  Cash paid during the period for taxes .........................     $       -
                                                                      =========

                 See accompanying notes to financial statements

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

            Dynamic Leisure Group, Inc. ("Dynamic" or the "Company") was incorporated on May 16, 2005 with the purpose of entering the wholesale travel business, specializing in leisure travelers to popular destinations in the US, Caribbean, Mexico, the UK, and Europe. A growth strategy was developed to grow revenue by establishing a scalable, single operating system platform to assimilate and leverage a combination of strategic acquisitions and internal growth.

            Activities during the development stage include developing a business plan, raising capital, acquisition of assets, and due diligence on potential business combinations.

         Basis of Presentation

            All share and per share data in the accompanying financial statements for the period ended December 31, 2005 have been retroactively adjusted for the effect of the recapitalization transaction with DynEco in fiscal 2006 and the subsequent one-for-thirty reverse stock split. (See Note 10)

         Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

            Significant estimates in 2005 include an estimate of useful lives of assets, impairment of long-lived assets, and the deferred tax valuation allowance.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Property and Equipment:

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, which is five years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Impairment of Other Long-Lived Assets:

            The Company will review other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. There were no long-lived assets recorded at December 31, 2005.

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company expects to record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

            The Company had no revenues for the period ended December 31, 2005.

         Stock Based Compensation:

            The Company follows the fair value method under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Accounting for Stock-Based Compensation," in accounting for stock-based transactions with employees and non-employees.

            In December 2004, the FASB issued SFAS No. 123 ("SFAS 123") (revised
            2004) "Share-Based Payment" ("SFAS 123R"). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". As December 31, 2005, the company adopted the provisions of SFAS No. 123R.

         Income Taxes:

            The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Basic and Diluted Net Income (Loss) Per Share:

            Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2005, there was debt convertible into 997,222 common shares and warrants for 1,104,998 common shares which may dilute future earnings per share. There is no calculation of fully diluted earnings per share in 2005 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

         Concentration of Credit Risk and Other Concentrations

            The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of December 31, 2005, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

            The Company had no accounts receivable at December 31, 2005.

            The Company is relying on its ability to obtain adequate external financing and complete strategic acquisitions of leisure travel businesses to develop future revenue.

            The Company has purchased proprietary software that it plans to use as its primary integrated operating platform. The software and related database comprise the majority of the Company's fixed assets and total assets. As of December 31, 2005, the software was not yet placed into service. (See Note 4)

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Company's financial instruments include cash, accounts payable, accrued liabilities, and notes payable. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable are not readily available, but the carrying values are believed to approximate fair value.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued a new accounting pronouncement, which may apply to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

NOTE 2   GOING CONCERN

         The Company has a net loss of $485,314 and net cash used in operations of $320,450 for the year ended December 31, 2005, a working capital deficiency of $1,126,287, accumulated deficit of $485,314, and a stockholders' deficiency of $477,814 at December 31, 2005. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2006, additional capital investment will be necessary to develop and sustain the Company's operations.

         The Company is working on trying to secure additional capital. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

         The Company has issued $140,000 of Notes Payable and $847,500 in convertible Notes Payable. While the Company expects substantially all of the note holders to convert the receipt of cash to a receipt of common stock, there is no guarantee that this will occur. As of December 31, 2005 the Company did not have adequate working capital to meet these obligations with cash payments.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 3   PREPAID EXPENSES

         The Company paid retainers of $10,000 each, a total of $20,000, for accounting and legal services during the period. The balance of $19,136 at December 31, 2005 is expected to be used in calendar 2006 to offset actual billings, and charged to expense as incurred.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31, 2005:

                                                               Estimated
                                                              Useful Life
                                                 2005          in Years
                                              ---------       -----------
         Office furniture and equipment ..    $   6,141            5
         Software ........................      641,346            5
                                              ---------
         Total property and equipment ....    $ 647,487
         Less accumulated depreciation ...         (774)
                                              ---------
         Property and equipment, net .....    $ 646,713
                                              =========

         Depreciation expense was $774 in 2005. The software was not yet placed into service in 2005 and therefore no depreciation has been recorded on the software during 2005.

         Software consists primarily of the purchase of worldwide rights and source code to proprietary software for use in the wholesale travel industry. The Company intends to configure and deploy the software in 2006 and use it as the basis for an integrated operating system platform. Per the terms of the purchase agreement the Company agreed not to sell or license the Software to any unaffiliated third party for nine months (approximately June 30, 2006) without the prior written consent of the seller.

NOTE 5   CONVERTIBLE NOTES PAYABLE WITH WARRANTS, AND NOTES PAYABLE

         Convertible Notes payable - consisted of the following at December 31, 2005:

            Convertible Promissory note payable, interest rate 5%,
             unsecured .............................................   $  50,000
            Convertible Promissory notes, interest rate 10%,
             unsecured .............................................     797,500
                                                                       ---------

            Total convertible notes payable ........................   $ 847,500
                                                                       =========

         Notes payable - consisted of the following at December 31, 2005:

            Promissory notes, interest rate 8% to 10%, unsecured ...   $ 140,000
                                                                       ---------

            Total notes payable ....................................   $ 140,000
                                                                       =========

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

         Convertible notes and notes payable above due to a related party principal stockholder were $400,000 and $65,000 at December 31, 2005. (See Note 9)

         The Maturity dates of the Convertible notes payable and notes payable range from February 28, 2006 to June 30, 2006. There were no repayments of convertible note or note payable during 2005. The weighted average interest rate of all short-term notes was 9.6 % at December 31, 2005.

         The convertible note holders have the right to convert the debt to common stock at a fixed conversion rate ranging from $.45 to $.90.

         Additionally, the convertible note holders received warrants to purchase up to 1,104,998 shares of the Company's stock at prices ranging from $.68 to $.90.

         The Company evaluated whether or not the secured convertible promissory notes contain embedded conversion options which meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the fixed conversion rate does not change at the holders' option, the notes qualify as conventional convertible debt and are therefore not considered derivatives. The Company then reviewed the notes for any beneficial conversion values that existed under EITF 98-5 and 00-27, and determined that based on the lack of a historical market for the common stock, negative working capital, and no operating revenues, there was nominal fair value to the common stock and such nominal value was significantly less than the conversion price of the notes. Accordingly, there was no beneficial conversion value of the convertible promissory notes at the issuance dates.

         The Company evaluated whether or not the warrants meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the repayment is only in common stock and at a fixed price within the Company's control, the warrants were not considered to be derivatives under SFAS 133 or EITF 05-4, or EITF 00-19.

         For the same reasons as there being no value assigned to the beneficial conversion feature of the Notes, no value was allocated to the warrants at December 31, 2005.

         The Company agreed to include the shares issuable upon conversion or payment of the notes and exercise of the warrants, in the next applicable registration statement.

         In accordance with SFAS 133, the Company intends to continue to evaluate the nature of the Convertible Notes and Warrants in the future, and record any changes as appropriate.

NOTE 6   COMMITMENTS AND CONTINGENCIES

         Operating Lease:

            The Company currently leases space on a month-to-month basis since December 2005. Prior to that date the Company rented space from a related party. Rent expense for the period ending December 31, 2005 was $18,465 of which $16,277 was paid to the related party (see Note
            9).

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

NOTE 7   STOCKHOLDERS' DEFICIT

         Common Stock Issued for Cash:

            On May 16, 2005 the Company issued 833,333 and on December 23, 2005, issued 5,133,334 shares of common stock to founders for $.0001 per share or $537 which is reflected as a subscription receivable at December 31, 2005.

         Common Stock Issued for Debt and Services:

            All shares of common stock issued in settlement for payment of services received were valued at an estimated value of the services to be rendered.

            On December 23, 2005, the Company issued 600,000 shares of common stock having a fair value of $7,500 to its consultants for services rendered. The shares were valued at approximately $0.0125 per share, reflecting an estimate of the services' value since the Company's common stock was not publicly traded and no other reliable estimate of fair value of the common stock existed.

         Common Stock Warrants:

            At December 31, 2005, the Company had immediately exercisable warrants outstanding as follows:

               Common Shares          Exercise Price          Expiration
               Under Warrant            Per Share                Date
               -------------          --------------        --------------
                   133,333                $.675                  June 2010
                   133,333                $.900                  June 2010
                   100,000                $.675                  July 2010
                    66,666                $.675                August 2010
                   444,444                $.675             September 2010
                   200,000                $.675               October 2010
                    13,333                $.675              November 2010
                    13,889                $.675              December 2010
               ------------
                 1,104,998
               ============

            A summary of changes in stock warrants during 2005:

                                                                 2005
                                                              ---------
               Outstanding at beginning of year ............        (0)
               Granted .....................................  1,104,998
               Expired or Cancelled ........................        (0)
                                                              ---------
               Balance at December 31, 2005 ................  1,104,998
                                                              =========

NOTE 8   INCOME TAXES

         The effective tax rate varies from the maximum federal statutory rate as a result of the following items:

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

                                                               2005
                                                              ------
            Tax benefit computed at the maximum
               federal statutory rate ......................  (34.0)%
            Net (increase) due to various basis
               differences in assets and liabilities .......    0.0
            Change in valuation allowance ..................   34.0
                                                              ------

            Income tax provision ...........................      - %
                                                              ======

         The tax effect of temporary differences at December 31 were as follows:

                                                                      2005
                                                                  ----------
            Asset:
               Net operating loss ..............................  $  165,007

            Net deferred tax asset before valuation allowance ..     165,007
            Less valuation allowance ...........................    (165,007)
                                                                  ----------

            Net deferred tax asset .............................  $        -
                                                                  ==========

         For financial statement purposes, no tax benefit has been reported in 2005 as the Company has had a net operating loss since inception and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $165,007 in 2005. At December 31, 2005 the Company has a net operating loss of approximately $485,314 available to offset future taxable income through the year 2025.

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

NOTE 9   RELATED PARTIES

         Diversified Acquisition Trust, LLC

            Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC ("DAT"). Mr. Eiten, through the Trustee, exercises sole investment and voting powers over the Trust. On September 5, 2005 for an investment of $400,000, the Trust was issued a convertible Promissory Note, bearing 10% annual interest, convertible to the Company's common stock at a $.90 per share. In addition, the Company issued a warrant to purchase the Company's common stock at a price of $.90 per share.

            DAT had also provided the Company with short-term loans and at December 31, 2005 held unsecured promissory notes in the amounts of $10,000, $30,000, and $25,000 all with a maturity date of February 28, 2006, and bearing an annual interest rate of 10.0%.

            DAT owns 1,906,667 shares of the Company's stock as of December 31, 2005.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            Mr. Eiten was a shareholder and investor but was not employed by the Company as of December 31, 2005.

         Street Venture Partners

            Street Venture Partners, LLC is a privately help company owned equally by Daniel G. Brandano, Dynamic's CEO and Chairman, and his spouse. At December 31, 2005 Street Venture Partners LLC owned 1,066,667 shares of the Company's common stock.

            During 2005 the Company paid office rent to Street Venture Partners, LLC of $16,277. (See Note 6)

            See Note 10 for purchase of asset from this related party.

            The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand.

         Claudale Ltd.

            Claudale Limited is a Gibraltar-based company that manages a family trust (which owns no shares of the Company's common stock) for Mr. Daniel G. Brandano, the Company's CEO and Chairman. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any shares of the Company's common stock owned by Claudale Limited.

            At December 31, 2005, Claudale Ltd. owned 693,333 shares of the Company's common stock.

         Brian J. Brandano

            At December 31, 2005, Brian J. Brandano owned 333,333 shares of the Company's common stock. Brian J. Brandano was not employed by the Company at December 31, 2005, and is the son of Daniel G. Brandano, the Company's CEO and Chairman.

NOTE 10  SUBSEQUENT EVENTS

         Casual Car General Service Agreement

            On January 3, 2006 Street Venture Partners, LLC, sold the US rights to the Casual Car General Service Agreement (GSA) to the Company for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $.90 per share. The Promissory Note is convertible to the Company's common stock at $.90 per share and paying 10% interest annually. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to begin to establish a foundation in certain desired leisure travel markets with multiple product offerings.

         Stock Exchange Agreement dated January 13, 2006

            On January 13, 2006, DynEco Corporation ("DynEco") entered into an agreement with the former shareholders of the Company, under which DynEco acquired all of the outstanding capital stock of the Company, and the Company became a wholly owned subsidiary of DynEco.

            As consideration for its acquisition of the outstanding capital stock of the Company, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of the Company.

            Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of the Company pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where
            (a) the former shareholders of the Company acquired voting rights over approximately 83% of the currently outstanding voting securities of DynEco and (b) the designees of the former shareholders of the Company were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of the common stock of DynEco when DynEco's Articles of Incorporation were amended to increase the number of authorized shares of DynEco common stock sufficient to permit full conversion of the Series A Preferred Stock. DynEco also agreed that the currently outstanding options and warrants of the Company would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post reverse shares of common stock of DynEco, and that the currently outstanding convertible promissory notes of the Company would become convertible into 1,386,111 post reverse shares of common stock of DynEco.

            The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

            The transaction is treated as a recapitalization of Dynamic Leisure Group, Inc. Accordingly, the financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of the Company, and the operations of DynEco Corporation from the recapitalization date.

         Separation Agreement dated January 13, 2006

            In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco Corporation and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

            o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to DynEco Corporation. As of December 31, 2005, $283,625 in deferred compensation payable to Dr. Edwards was accrued ;

            o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

            o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

            o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering DynEco's facilities in Rockledge, Florida, and Dr. Edwards assumed all of DynEco's obligations thereunder; and

            o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

            The Separation Agreement will result in DynEco recording a benefit of approximately $283,625 in 2006, related to the forfeiture of accrued compensation by Dr. Edwards.

         Management of DynEco Corporation

            In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, continues to serve as a director of DynEco Corporation for a period of at least one year. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Special Meeting of Shareholders.

            At the Special Meeting of Shareholders, the following persons were elected to serve as directors of DynEco Corporation until the next annual meeting of shareholders and until their successors are duly elected and qualified:

            Daniel G. Brandano
            Thomas W. Busch
            Robert A.G. LeVine
            Leonard Sculler

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons have been appointed to serve as officers of DynEco Corporation, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

            Daniel G. Brandano - President
            Thomas W. Busch - Vice President and Treasurer
            Robert A.G. LeVine - Secretary

         Modification and Waiver Agreement dated January 13, 2006

            On January 13, 2006, DynEco entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which DynEco issued convertible promissory notes aggregating of $327,000. At the time of execution of the Modification and Waiver Agreement, DynEco was in default of its obligations under the March 2, 2005 agreements.

            Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 are to commence on June 1, 2006. In accordance with the terms of the Modification and Waiver Agreement, upon receipt of the funding of $2 million in a January 13, 2006 Financing Transaction, the note holders opted to receive payment, and DynEco paid a total of approximately $245,250 to the note holders, consisting of approximately $163,500 in principal amount of promissory notes and a premium in the amount of approximately $81,750. The notes are convertible at $.75 per share, subject to certain adjustments. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

            As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, DynEco issued an aggregate of 200,000 shares of its common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of DynEco common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable until 3 years from the filing of the Form 8-K announcing the recapitalization of Dynamic and DynEco, (c) the number of shares issuable upon exercise of those warrants to the investors cannot be reduced to less than 300,000 shares. Under the Modification and Waiver Agreement, under certain circumstances, DynEco may require the investors to exercise the 300,000 warrants. The Company may prepay the note at 150% of the principle due, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            DynEco has agreed to file an amendment to the existing registration statement covering resale of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement must be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In addition, DynEco has agreed to file a new registration statement covering the resale of those shares issuable under the Modification and Waiver Agreement the resale of which are not covered by the existing registration statement. Such additional registration statement must be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In the event that a Form 8-K/A, including the audited financial statements of the Company is not filed on or prior to April 5, 2006, then the Modification and Waiver Agreement will become null and void, except that the note holders are entitled to retain the 200,000 shares issued to induce them to enter into the Modification and Waiver Agreement.

         Exclusive Patent and Know-How License Agreement dated January 12, 2006

            On January 12, 2006, DynEco and Dr. Thomas C. Edwards entered into an Exclusive Patent and Know-How License Agreement that amends and supersedes the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between DynEco and Dr. Edwards. The 1994 Agreement granted DynEco the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. DynEco subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

            Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to DynEco all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004.

            There is no financial affect from the January 12, 2006 agreement.

         Articles of Amendment Designating Series A Preferred Stock

            The designations, rights, powers, preferences and limitations of the Series A preferred Stock of DynEco are set forth in Articles of Amendment to DynEco's Articles of Incorporation that were filed with the Secretary of State of Minnesota. The Articles of Amendment provide that a series of Preferred Stock, denominated as Series A Preferred Stock and consisting of 350,000 shares, was created by the Board of Directors in furtherance of the authority conferred upon the Board by DynEco's Articles of Incorporation.

            The Articles of Amendment provide that (a) the Series A Preferred Stock shall vote as a group with the holders of DynEco's common stock on each matter that is submitted to a vote of common shareholders, (b) each share of Series A Preferred Stock is entitled to 1,000 votes per share on each matter submitted to a vote of shareholders, (c) each share of Series A Preferred Stock shall automatically be converted into 33.33 shares of DynEco common stock

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            at such time as DynEco has amended its Articles of Incorporation to authorize the issuance of a sufficient number of shares of common stock to permit all of the then outstanding shares of Series A Preferred Stock to be converted and (d) the Series A Preferred Stock shall rank pari passu with DynEco's common stock as to dividend, liquidation and redemption rights.

            Of the 350,000 authorized shares of Series A Preferred Stock, 197,000 were issued to the former shareholders of the Company in connection with the closing of the Stock Exchange Agreement described elsewhere in this Note, and the balance were reserved for issuance in the event of exercise of outstanding options and warrants, and conversion of convertible promissory notes, that are now convertible into shares of DynEco. Subsequent to the increase in the number of shares of common stock DynEco is authorized to issue, the 197,000 outstanding shares of Series A Preferred Stock were exchanged for 6,566,667 shares of DynEco common stock, as previously disclosed in the Stock Exchange Agreement section of this Note. (See reverse split of common stock below.)

         Articles of Amendment Increasing Authorized Shares of Common Stock

            On January 31, 2006, shareholders authorized an increase in the number of shares of common stock DynEco is authorized to issue to 300,000,000. On February 2, 2006, DynEco filed Articles of Amendment with the Secretary of State of Minnesota, amending Article III of the Amended Articles of Incorporation, increasing the authorized shares of common stock to 300,000,000 from 80,000,000. The aggregate number of common and preferred shares that DynEco has authority to issue was restated to 320,000,000 from 100,000,000. The Amended Articles of Incorporation were effective upon filing.

         January 13, 2006 Financing Transaction

            On January 13, 2006, DynEco entered into a series of documents with MMA Capital, LLC, under which DynEco borrowed $2,000,000 and issued to MMA Capital a Convertible Secured Promissory Note in the aggregate principal amount of $2,000,000. Interest is payable quarterly at the rate of 8% per annum and the outstanding principal amount of the note, together with accrued but unpaid interest, becomes due and payable on January 11, 2007. In the event of default, the interest rate is the greater of ten percent (10%) per annum or the maximum amount permitted by applicable law from the date of the Event of Default until paid in full.

            At the option of the holder, the outstanding principal amount of the promissory note and accrued but unpaid interest may be converted into shares of common stock of DynEco at the rate of $1.00 per share, subject to adjustment in the event DynEco issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. DynEco agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares issuable upon conversion of the promissory note. It constitutes an event of default under the note, and subjects DynEco to the payment of liquidated damages, if the registration statement does not become effective on or before July 12, 2006, and does not remain effective for a period of at least 90 days. For each week of non-compliance,

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            liquidated damages will be 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. DynEco's obligations under the promissory note are collateralized by a security interest in substantially all of DynEco's assets.

            In connection with the transaction, DynEco issued a common stock purchase warrant in favor of MMA Capital to purchase up to 2,000,000 shares of DynEco's common stock, exercisable for a period of three years, at an exercise price of $1.00 per share, subject to adjustment in the event DynEco issures shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. . If, at the time of exercise, there is not an effective registration statement covering resale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

            A fee equal to 8% of the proceeds ($160,000) was paid to Forte Capital Partners LLC, an unaffiliated third party, who assisted MMA Capital in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering. The $160,000 will be recorded as a deferred debt issuance cost asset to be amortized over the debt term.

            Per SFAS 133 and EITF 00-19, the convertible note will be classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrants are classified as a liability at their fair value of approximately $1,800,000 with a corresponding charge to debt discount. The beneficial conversion value of $200,000 associated with the convertible debt is recorded as a debt discount and additional paid in capital. The debt discount will be amortized over the term of the debt.

         February 8, 2006 Acquisition of Changes In L'Attitudes, Inc.

            On February 8, 2006 the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CLA"), for a purchase price of $1,750,000. The purchase price consists of a combination of cash ($640,000), shares of DynEco common stock (340,000 shares), and a one-year secured Convertible Debenture in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

            Additional shares of DynEco common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller DynEco common stock at a rate of less than $1.50 per share.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The Debenture is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Debenture is convertible into DynEco common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if DynEco, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if DynEco obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Debenture may be required. If DynEco receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Debenture may be required. DynEco has agreed to include resale of the shares issued, and those issuable upon conversion of the Debenture in the next registration statement filed by DynEco. The Convertible Debenture is secured by a lien on the assets of CLA.

            The acquisition of CLA is expected to provide the Company with a direct to consumer selling channel via the internet to the strategically desirable Caribbean leisure market.

         Articles of Correction to Change DynEco Corporation's Name

            On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, to change DynEco's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

            There was no financial affect related to this filing.

         March 3, 2006 Reverse Split of Common Stock

            On January 31, 2006, shareholders approved a 1:30 reverse split of DynEco's common stock. On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, restating previously amended Article III with explanation of the approved reverse stock split to be effective at the close of business on March 3, 2006. Dynamic Leisure Corporation's (f/k/a DynEco Corporation) stock began trading post-split on the NASDAQ exchange at the open of business on March 6, 2006. As a result of the reverse stock split, every thirty (30) shares of Dynamic Leisure Corporation's common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split. In settlement of fractional interests which arose as a result of the reverse stock split, the shareholder was entitled to cash in an amount equal to
            (a) the market price of one (1) share of common stock immediately following the reverse stock split, multiplied by (b) the fractional share amount immediately following the reverse stock split. Distributions of amounts which may be due shareholders as a result of fractional interests are to be handled for Dynamic Leisure Corporation (DLC) by its transfer agent.

                           DYNAMIC LEISURE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2005

            The accompanying financial statements for the period from May 16, 2005 (inception) to December 31, 2005 have been retroactively adjusted for the subsequent affect of the reverse stock split and the Stock Exchange Agreement of January 13, 2006 with DynEco Corporation.

         March 6, 2006 Acquisition of Island Resort Tours, Inc. and International Travel and Resorts, Inc.

            On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,000,000.

            The purchase price consists of a combination of cash ($1,500,000), shares of DLC common stock (700,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

            Additional shares of DLC common stock may be issued if DLC, as part of any subsequent business acquisitions on or before December 31, 2006, issues DLC common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of DLC common stock could be issued as a result of this adjustment provision.

            The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into DLC's common stock on or before the Maturity Date at a rate of $1.50 per share. The conversion rate may be adjusted downward if DLC, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

            Subsequent to the Closing Date, if DLC obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If DLC receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. DLC has agreed to include resale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by DLC.

            The Convertible Note is secured by a lien on assets of IRT and ITR.

            The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, and add to the expertise of the Company's management team.